Exhibit 99.1

AGREEMENT

The following agreement is made between ZAP! (“ZAP”), on the one hand, and Thomas Heidemann (“Heidemann”) and Smart Automobile LLC (“Smart Automobile”), on the other.

1. ZAP agrees that, within seven (7) days of the signing of this agreement, ZAP shall provide to Heidemann consideration consisting of a number of shares of ZAP stock, and a number of warrants to purchase ZAP stock. It is understood that Heidemann has retuned the preferred shares to ZAP, and this agreement supercedes the previous agreements of April 19, 2004, and October 25, 2004, in regard to payments from ZAP. It is agreed that Zap shall provide Heidemann 300,000 shares of ZAP stock based on the aggregate amount of cars in inventory to be delivered by ZAP. Fifty thousand of the 300,000 shares will be issued as soon as possible and the balance after the shareholder meeting whereas the shareholders vote to increase the authorized amount of ZAP shares available in the treasury. Additionally Heidemann will receive 700,000 shares at a rate of 50,000 shares per 100 cars delivered. Heidemann will receive 1 million warrants with a strike price of $1.75 which are not subject to the delivery of automobiles. Consideration in this paragraph is not subject to mediation.

2.  In exchange for the foregoing consideration, Heidemann agrees to deliver to ZAP, within seven (7) days of the execution of this agreement, all ownership, right, title and interest in all such “DOT rights” held by Heidemann and Smart Automobile, including all test results from the various crash and engineering, analyses, tests, performed by Heidemann and Smart Automobile, or paid for by Heidemann and Smart Automobile and contracted out to third parties and also including all physical ownership rights (which in turn include but are not limited to all molds and tooling and parts paid for such lights as made the automobiles DOT-compliant, as well as all interior foam and cross-beam pieces).

3. Immediately following the occurrence of the foregoing matters described in paragraphs 1 and 2, ZAP shall undertake to procure the issuance of additional stock and warrants from ZAP’s board, in order to negotiate a purchase by ZAP of the assets (but not the liabilities of) Smart Automobile and of all remaining rights and assets held by Heidemann that pertain to the business of Smart Automobile and the Smart Car and/or ZAP’s business. The foregoing description of assets to be procured by ZAP from Smart Automobile and Heidemann shall specifically include the right of ZAP (a) to transact business directly, and without any intermediary or intermediaries, with G&K Automotive and/or George Gemayel; (b) to take ownership and delivery of any and all equipment, technologies, licenses and distribution rights (concerning conversion and otherwise) of Smart Automobile whether or not such assets are ones for which ZAP paid sums to Smart Automobile; (c) to procure from Heidemann (i) any and all updates available concerning those service computers purchased by ZAP, (ii) such technical assistance as may pertain to matters encompassed in any agreements between Smart Automobile or Heidemann, on the one hand, and ZAP, on the other, and (iii) any assistance in locating additional Smart Cars during project periods covered by the aforesaid agreements; and (d) to have the cooperation of Heidemann in all press-related matters.

4.  Both sides understand that (a) Heidemann wishes to receive, as consideration for such rights and assets pertaining to paragraph 3, the total of 2 million warrants, plus 2 million shares of stock, and (b) ZAP is amenable to paying a fair amount of consideration for such assets as described above in paragraph 3. To that end, not later than July 30, 2006, the parties shall meet and negotiate in good faith, for the purpose of reaching agreement on the amount of compensation, consisting of warrants and/or stock, to be paid to Heidemann for the aforementioned assets. In the event that no resolution is reached between the parties by the close of July 2006, the parties shall jointly select a mediator to assist in resolving - and, if unsuccessful, thereafter an arbitrator who shall be a retired judge from the state or federal courts in California, to decide - all issues that have not yet been voluntarily resolved between the parties.

5. All notices that are required or permitted to be made in connection with this agreement, or any other dispute between the parties relating to the subject matter of this agreement, shall be sent by mail or fax as follows:

For ZAP, notice may be made to:

Eric M. George, Esq.
Browne Woods & George LLP
450 N. Roxbury Drive, #700
Beverly Hills, CA 90210
Phone 310/274-7100
Fax 310/275-5697 / email: eric@bwgfirm.com

For Heidemann, notice may be made to:

Mr. Thomas Heidemann
2999 East Ocean Blvd., Apt. 920
Long Beach, California 90803
Phone 562/685-5541
Fax 562/987-0647 / email: heidemann@smartcar-usa.com

In the event either ZAP or Heidemann wishes to change the above address or fax number for purposes of notice, it shall be incumbent on either to send, by certified mail, return receipt required, written notice of the change of address and fax number to the other, specifically designating the new information as the changed notice provision. Notice provided by fax shall be deemed made on the day the fax or e-mail is transmitted.

6. Each party to this Agreement has been advised to consult with counsel to independently represent them in this matter, and, in signing this Agreement, each has either retained such counsel, or has intentionally and knowingly elected not to do so, and to proceed with the Agreement without counsel. The parties understand that Eric George and Browne Woods & George represent only ZAP in connection with this agreement, and that in no respect do Eric George or Browne Woods & George LLP represent Heidemann in this or any other matter.

7. This instrument contains the entire agreement and understanding concerning the aforementioned issues, and the subject matter therein, and supercedes and replaces all prior negotiations and agreements between the parties hereto, or any of them, whether written or oral.

8. Upon the resolution of the issue concerning the amount and type of consideration to be paid from ZAP to Heidemann (as referenced above in paragraph 4), there shall become effective a release between the parties, pursuant to which each shall, for itself or himself, and on behalf of their principals, officers, employees and/or agents, does hereby release and absolutely forever discharge the other, from any and all claims, demands, debts, liabilities, obliga-tions, accounts, and causes of action of every kind and nature whatsoever, whether now known or unknown, suspected or unsuspect-ed, which they had or now has against the other, so that neither shall have any claim of any kind or nature whatsoever on or against the other, on any contract or account, express or implied in fact or implied in law, or on any supposed liability or thing or act undertaken, done, or omitted to be done, at any time prior to the date hereof. As a prelude to the completion of that negotiation referenced in paragraph 4, ZAP agrees to extend the length of the existing 1 million dollar note to ZAP for a period of two years from the date of this contract under the same rate terms as in the original note.

9. The release specified in paragraph 8 is one for which each party hereto hereby acknowledges that it has been informed by its respective attorneys of, and that it is familiar with, Section 1542 of the Civil Code of the State of California, which provides as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settle-ment with the debtor.”

Pursuant to the release specified in paragraph 8, each party expressly waives and relinquishes all rights and benefits vis-a-vis the parties released hereby which it has or may have under Section 1542 of the Civil Code to the full extent it lawfully may waive such rights and benefits. Each party hereto acknowledges that it is aware that it, or its attorneys, may hereafter discover facts different from or in addition to those which it or its attorneys now know or believe to be true with respect to the claims, demands, debts, liabilities, ac-counts, obligations, and causes of action of every kind so released, and each agrees that the general release so given shall be and remain in effect as a full and complete release of the parties released thereby notwithstanding any such different or additional facts.

10. This Agreement may not be changed, modified, or amended except by a written instrument signed by all parties hereto.

11. This Agreement is made and entered into in the State of California and shall in all respects be interpreted and enforced under the laws of said State. It shall be construed without regard to the identity of the person who drafted the various provisions. Each and every provision of this Agreement shall be construed as though all of the parties participated equally in the drafting of them, and any rule of construction that a document is to be construed against the drafting party shall not be applicable to this Agreement.

12. EACH SIGNATORY HERETO REPRESENTS THAT HE OR ITS REPRESENTATIVE HAS READ IN FULL, AND UNDERSTANDS, EACH OF THE PROVISIONS SET FORTH IN THIS AGREEMENT.

IT IS SO AGREED:

Entered into in Beverly Hills, California, on July 14, 2006

       /s/ Thomas Heidemann                                                          /s/ Thomas Heidemann
Smart Automobile LLC        Thomas Heidemann

Entered into in Beverly Hills, California, on July 14, 2006

       /s/ ZAP by Steven Schneider
      ZAP (by its CEO Steven Schneider)

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